Exhibit 99.2

Contacts:

Manhattan Bridge Capital, Inc.

Assaf Ran, Chairman and CEO

516-444-3400

FOR IMMEDIATE RELEASE

MANHATTAN BRIDGE CAPITAL ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON SHARES

Great Neck, NY, May 22, 2015 – Manhattan Bridge Capital Inc. (NASDAQ: LOAN) (“the Company”), a real estate lender specializing in short-term, “hard money” real estate loans, today announced the pricing of an underwritten public offering of 1,015,000 common shares, par value $0.001 per share, at a price to the public of $4.39 per share. The gross proceeds to Manhattan Bridge Capital from the public offering are expected to be approximately $4,450,000 before underwriting discounts and commissions and other estimated offering expenses. Manhattan Bridge Capital has granted the underwriter a 45-day option to purchase up to an additional 152,250 common shares from the Company to cover over-allotments, if any. The offering is expected to close on May 29, 2015, subject to customary closing conditions.

The Company intends to use the net proceeds of the offering primarily to expand its loan portfolio, and also for working capital and general corporate purposes.

Aegis Capital Corp. is acting as sole book-running manager for the offering.

This offering is being made pursuant to a shelf registration statement (File No. 333-203678) previously filed with the Securities and Exchange Commission (the “SEC”) and which became effective on May 18, 2015. A preliminary prospectus supplement and accompanying prospectus relating to the offering were filed with the SEC, and a final prospectus supplement and accompanying base prospectus will be filed with the SEC. Electronic copies of the preliminary prospectus supplement and, when available, electronic copies of the final prospectus supplement and accompanying prospectus relating to this offering may be obtained from the SEC’s website at www.sec.gov or from Aegis Capital Corp., 810 7th Avenue, 18th Floor, New York, NY 10019 or via telephone at 212-813-1010 or email: prospectus@aegiscap.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

###